Exhibit 99.05
Southern Company
Consolidated Earnings
As Reported
(In Millions of Dollars)

	Three Months Ended March
	2014	2013	Change
Income Account-
Retail Revenues-
Fuel	$1,476	$1,137	$339
Non-Fuel	2,382	2,161	221
Wholesale Revenues	604	432	172
Other Electric Revenues	165	155	10
Non-regulated Operating Revenues	17	12	5
Total Revenues	4,644	3,897	747
Fuel and Purchased Power	1,834	1,357	477
Non-fuel O & M	986	974	12
Depreciation and Amortization	497	466	31
Taxes Other Than Income Taxes	247	235	12
Estimated Loss on Kemper IGCC	380	540	(160)
Total Operating Expenses	3,944	3,572	372
Operating Income	700	325	375
Allowance for Equity Funds Used During Construction	57	41	16
Interest Expense, Net of Amounts Capitalized	206	211	(5)
Other Income (Expense), net	(7)	(27)	20
Income Taxes	176	31	145
Net Income	368	97	271
Dividends on Preferred and Preference Stock of Subsidiaries	17	16	1
NET INCOME AFTER DIVIDENDS ON PREFERRED AND PREFERENCE STOCK	$351	$81	$270

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- All figures in this earnings release are preliminary and remain subject to the completion of normal quarter-end accounting procedures and adjustments, which could result in changes to these preliminary results. In addition, certain classifications and rounding may be different from final results published in the Form 10-Q.